EXHIBIT 23

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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-92224 of Mid Continent Bancshares, Inc. on Form S-8 of our report dated November 12, 1996 appearing in and incorporated by reference in this Annual Report on Form 10-K of Mid Continent Bancshares, Inc. for the year ended September 30, 1996.





/s/Deloitte & Touche LLP
Kansas City, Missouri
December 23, 1996